SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

DEFINED STRATEGY FUND INC.

DOW 30SM ENHANCED PREMIUM & INCOME FUND INC.

DOW 30SM PREMIUM & DIVIDEND INCOME FUND INC.

ENHANCED S&P 500® COVERED CALL FUND INC.

GLOBAL INCOME & CURRENCY FUND INC.

MLP & STRATEGIC EQUITY FUND INC.

NASDAQ PREMIUM INCOME & GROWTH FUND INC.

S&P 500® COVERED CALL FUND INC.

S&P 500® GEAREDSM FUND INC.

SMALL CAP PREMIUM & DIVIDEND INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IQ Funds Solicitation Script

(866-586-0633)

OUTBOUND SCRIPT

Greeting :

Hello, is Mr./Ms.                      available please?

Hi Mr./Ms.                    , my name is                      and I am calling on behalf of the IQ Funds on a recorded line. Recently you were mailed proxy materials for the upcoming Special Meeting of Stockholders. Have you received this material?

If Materials Received:

(If the Stockholder has a question, refer to the Proxy Statement for the IQ Funds, which includes a Q&A after the stockholder letter. If the question cannot be answered by reference to the Proxy Statement, refer the Stockholder to IQ Advisors at 1-877-449-4742.)

Your Fund’s Board of Directors is recommending that you vote in favor of the proposals outlined in the proxy statement. For your convenience, would you like to vote now over the phone?

IF Yes:

The process will only take a few moments.

Again, my name is                     , a proxy-voting specialist on behalf of the IQ Funds. Today’s date is                      and the time is              Eastern Time.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If Yes, proceed with voting process)

(If no, identify with stockholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for these proposals. How do you wish to vote your shares?

For Favorable Vote:

Mr./Ms.                      I have recorded your vote as follows, for all of your IQ Funds shares you are voting in favor of the proposals as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms.                      I have recorded your vote as follows, for all of your IQ Funds shares you are voting against the proposals as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms.                      I have recorded your vote as follows, for all of your IQ Funds shares you are abstaining on the proposals as set forth in the proxy materials you received.

For a Proposal and Against a Proposal

Mr. /Ms.                      I have recorded your vote as follows, for all of your IQ Fund(s) shares, you are voting FOR proposal              and Against proposal              on the proposals as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 1-866-586-0633. Thank you very much for your participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposals with you? (Answer the stockholders questions by referring to the proxy statement for the IQ Funds, which includes a Q&A after the stockholder letter. If the question cannot be answered by reference to the proxy statement, refer the stockholder to IQ Advisors at 1-877-449-4742. After answering any questions, ask them if they wish to vote over the phone. If they agree, return to authorized voting section)

If Materials Not Received:

I can resend the materials to you. Do you have an email address this can be sent to? (If yes: Type email address in the notes and read it back phonetically to the stockholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms.                    , however you were a stockholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting your shares now?

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a stockholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                      and I am a proxy voting specialist for the IQ Funds. You should have received proxy material in the mail concerning the Special Meeting of Stockholders to be held on December 19, 2008.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0633 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all stockholders.

Thank you for your prompt attention to this matter.

INBOUND—CLOSED RECORDING

Thank you for calling the Proxy Services Center for the IQ Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. You may also vote by touch-tone phone using the telephone number printed on your proxy ballot or via the web by logging on to the internet address printed on your proxy ballot. Thank you.

INBOUND—CALL IN QUEUE MESSAGE

Thank you for calling the Proxy Services Center for the IQ Funds. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

Thank you for calling the Proxy Services Center for the IQ Funds. The Stockholder meeting scheduled for December 19, 2008 was held successfully and the proposals passed favorably. As a result, this toll free number is no longer in service for proxy related stockholder calls. If you have questions about your IQ Funds, please contact your Financial Advisor or call the IQ Funds at 1-877-449-4742. Thank you for investing with the IQ Funds.